Exhibit 99.1

April 18, 2022

Consent of ProBank Austin:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Comunibanc Corp. (the “Company”) as an Appendix to the S-4 Registration Statement relating to the Company’s proposed merger with and into Civista Bancshares, Inc. contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission by Civista Bancshares, Inc., (the “Registration Statement”) and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

ProBank Austin
Toledo, Ohio